As filed with the Securities and Exchange Commission on December 30, 2003.

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Analytical Surveys, Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-0846389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11900 Crownpoint Drive, Suite 100

San Antonio, Texas 78233

(210) 657-1500

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With copy to:
Lori Jones 11900 Crownpoint Drive, Suite 100 San Antonio, Texas 78233 (210) 657-1500	David F. Taylor Locke Liddell & Sapp LLP 600 Travis, 32nd Floor Houston, Texas 77002 (713) 226-1496 Fax: (713) 223-3717
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per Share (2)	Proposed maximum Aggregate offering price (2)	Amount of registration fee

Common Stock, no par value per share	261,458 shares	$3.11	$813,135	$65.78

(1)	Also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the bid and asked prices per share of the Common Stock as reported on the Nasdaq SmallCap Market on December 26, 2003.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 30, 2003

Prospectus

Analytical Surveys, Inc.

Common Stock

This prospectus relates to 261,458 outstanding shares of our common stock that are owned by the persons named in this prospectus under the caption “Selling Shareholders.”

The selling shareholders may from time to time offer all or a portion of these shares of common stock through public or private transactions, on the Nasdaq SmallCap Market or such other securities exchange on which our common stock is traded at the time of the sale. The selling shareholders may sell these shares of common stock at prevailing market prices or at privately negotiated prices either directly or through agents, broker dealers or otherwise. You may find more information concerning how the selling shareholders may sell these shares under the caption “Plan of Distribution.”

The selling shareholders will receive all of the net proceeds from the sale of the shares of common stock offered by this prospectus. We are paying all of the expenses of registration incurred in connection with this offering, but the selling shareholders will pay all selling and other expenses.

Our common stock is traded on the Nasdaq SmallCap Market under the symbol “ANLT.” On December 29, 2003, the last reported sale price of our common stock on the Nasdaq SmallCap Market was $3.08 per share.

See “ Risk Factors” on page 5 for information that you should consider before purchasing these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus and any representation to the contrary is a criminal offense.

This date of this prospectus is December     , 2003.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC’s public reference room at its offices in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information about the public reference room. Our filings are also available over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we have filed with the SEC to register the securities offered by this prospectus. The registration statement contains additional information about us and our securities. You may inspect the registration statement and exhibits at the SEC’s public reference room or at the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The documents we incorporate by reference are considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below:

•	Our annual report on Form 10-K for the fiscal year ended September 30, 2003 (filed with the SEC on December 29, 2003);

•	Our current reports on Form 8-K filed with the SEC on November 6, 2003 and December 22, 2003;

•	The description of our common stock set forth in our registration statement on Form S-2 filed on April 18, 1996; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also disclose information about us through current reports on Form 8-K that are furnished to the SEC to comply with Regulation FD. This information disclosed in these reports is not considered to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, is not subject to the liabilities of that section and is not incorporated by reference herein.

At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

Analytical Surveys, Inc.

11900 Crownpoint Drive, Suite 100

San Antonio, Texas 78233

Attn: Lori Jones

(210) 657-1500

THE COMPANY

Analytical Surveys, Inc. (“ASI”, “we”, “our” or the “Company”), formed in 1981, provides customized data conversion, spatial data management and technical services for the geographic information systems market. A geographic information system (“GIS”) is an “intelligent map” that allows users to input, update, query, analyze and display detailed information about a geographic area. We help customers by transforming raw, often confusing information from multiple sources (maps, blueprints, databases, aerial photography, satellite imagery, etc.) into a high-resolution, large-scale, richly detailed digital and visual representation that organizations can rely on to make better decisions with speed and confidence. We have historically targeted services to utilities and state and local governments, and are implementing strategies to expand the number of markets targeted and the range of GIS-related spatial data management and technical services offered.

We believe that the market for geographic information systems and services has historically grown due to:

•	Growing awareness of the benefits of GIS technology;

•	Significant reductions in computer hardware prices;

•	Increased capability and reliability of hardware and software;

•	Deregulation and consolidation in the utility industry; and

•	Increased demand for geographic information systems in growing communities.

We also believe that GIS users are increasingly outsourcing their data conversion and other GIS service projects to third-party providers such as ASI. We provide customers with a single source for all data conversion services necessary to achieve economic value from their investments in GIS.

Global economic conditions slowed the rate of growth in the GIS market since 2000. We expect delays in growth consistent with other technology-related companies until our utility customers resume significant spending on information technology products and services. The technologies utilized by our GIS customer base continue to advance and demand a current and accurate depiction of their spatially located assets. We believe, therefore, that the long-term outlook for the GIS industry is positive and that we are well positioned to serve evolving customer needs.

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus and in the documents that we have incorporated by reference that are not historical facts are intended to be “forward-looking statements.” Such forward-looking statements may include statements that relate to:

•	our business plans or strategies, and projected or anticipated benefits or other consequences of such plans or strategies;

•	our objectives;

•	projected and anticipated benefits from future or past acquisitions; and

•	projections involving anticipated capital expenditures or revenues, earnings or other aspects of capital projects or operating results.

Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate” or “believe” or similar language.

Forward-looking statements are not guarantees of future performance and all phases of our operations are subject to a number of uncertainties, risks and other influences, many of which are beyond our control. Any one of such influences, or a combination, could materially affect the results of our operations and the accuracy of the forward-looking statements that we make. Some important factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements are discussed under the caption “Risk Factors” beginning on page 5. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update our forward-looking statements.

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information set forth or incorporated by reference in this prospectus, before purchasing shares of our common stock. Each of these risk factors could adversely affect our business, operating results and financial condition, and also adversely affect the value of an investment in our common stock.

We rely solely on our cash flow from operations to fund future operations and expenditures.

There is no assurance that the cash flow from operations will be sufficient to meet our capital requirements. We currently do not have a line of credit with any lender. The terms of our senior secured convertible note restricts our ability to secure additional debt and also contain certain immediate call provisions that are outside our control, which if triggered and exercised, would make it difficult for us to meet the debt payments. During the fiscal years of 2000 through 2003, we experienced significant operating losses with corresponding reductions in working capital and net worth, excluding the impact of debt forgiveness. Our revenues and backlog have also decreased substantially during the same period. These factors, among other raise substantial doubt about our ability to continue as a going concern. We rely solely on cash flow from operations to fund future operations and expenditures. We attempt to negotiate new contracts to minimize negative cash flow and frequently monitor and forecast our cash availability. See “Most of our contracts are long term and entail risks of pricing, scope reductions and terminations.”

Our return to profitability depends on the successful implementation of our turnaround efforts.

The successful implementation of our turnaround efforts requires the cooperation of customers, subcontractors, vendors, lenders, outside professionals and employees. There can be no assurance that the specific strategies designed to return our operations to profitability and positive cash flow can be implemented to the extent and in the timeframe planned. Delays and difficulties in achieving sales targets, realizing cost savings, maintaining funding, retaining employees and other turnaround efforts could have a material adverse effect on our operations.

Our ability to grow may be limited by competition.

As the GIS services industry evolves, additional competitors may enter the industry. In addition, other improvements in technology could provide competitors or customers with tools to perform the services we provide and lower the cost of entry into the GIS services industry. We are facing increased price competition, particularly in the utilities market, from relatively new entrants to the market, which perform their work utilizing mostly offshore labor. A number of our competitors or potential competitors may have capabilities and resources greater than ours.

Most of our contracts are long-term and entail risks of pricing, scope reductions and terminations.

Most of our revenue is earned under long-term, fixed-price contracts. Our contractual obligations typically include large projects that will extend over six months to four years. These long-term contracts entail significant risks, including:

•	Our ability to estimate our costs accurately is critical to ensuring the profitability of projects.

•	Our skill at controlling costs under such fixed-price contracts once in production.

•	Contracts may be signed with a broad outline of the scope of the work, with detailed specifications prepared after a contract is signed. In preparing the detailed specifications, customers often negotiate specifications that reduce our planned project profitability.

•	Customers may increase the scope of contracts and we must negotiate change orders to maintain planned project profit margins and cash flows.

•	Customers may request us to slow down or scale back the scope of a project to satisfy their budget or cash constraints. Schedule delays and scope reductions may interrupt workflow, create inefficiencies, and increase cost.

•	Customers may require a compressed schedule that may place additional strains on cash availability and management’s ability to hire and train personnel required to meet deadlines.

•	Contracts are generally terminable by the customer on relatively short notice, and the terms of some contracts may make it difficult for us to recoup our investment in a project terminated prior to completion. Termination of any of our long-term contracts therefore may have a material adverse impact on our operations.

•	Large, long-term, fixed-price contracts generally increase our exposure to the effects of inflation and currency exchange rate fluctuation.

We experience quarterly variations in our operating results.

We have experienced and expect to continue to experience quarterly variations in revenues and operating income as a result of many factors, including the timing of customers’ budget processes, slowdowns or acceleration of work by customers, the number of operating days in each quarter and the impact of weather conditions on the ability of our or subcontractors to obtain satisfactory aerial photography or field data. General weak economic conditions may result in customer deferral of projects or cancellation in planned expenditures.

Our business is reliant on technology; our intellectual property may be misappropriated.

We have devoted significant resources to developing and acquiring specialized data collection and conversion hardware and software. In order to remain competitive, we must continue to select, invest in, acquire and develop new and enhanced technology on a timely basis. There can be no assurance that we will be successful in these efforts or in anticipating developments in data conversion technology. In addition, competitors could develop similar applications. We do not have any patent protection for our products or technology. Third parties could independently develop similar technology, obtain unauthorized access to our proprietary technology or misappropriate technology to which we have granted access.

Our business comes from two core markets and changes in those markets could cause a reduction in the demand for our services.

We derive our revenues primarily from two core markets, utilities and state and local governments. The ongoing consolidation and reduced technology budgets of the utilities industry has and may continue to increase competition and reduce profitability for the GIS services projects of current and potential customers. Also, to the extent that utilities remain regulated, legal, financial and political considerations may constrain the ability of utilities to fund geographic information systems. Many state and municipal entities are subject to legal constraints on spending, and a multi-year contract with any such entity may be subject to termination in any subsequent year if the entity does not choose to appropriate funds for such contracts in that year. Moreover, fundamental changes in the business practices or capital spending policies of any of these customers, whether due to budgetary, regulatory, technological or other developments or changes in the general economic conditions in the industries in which they operate, could cause a material reduction in demand by such customers for the services we offer. Any such reduction in demand could have a material adverse effect on our operations.

We depend on a skilled labor force.

Our business is labor-intensive and requires trained employees. There can be no assurance that we will be able to continue to hire, train and retain sufficient numbers of qualified employees. A significant portion of our costs consists of wages to hourly workers. An increase in hourly wages, costs of employee benefits or employment taxes could have a material adverse effect on us. Turnover could increase for any of several reasons, including increased competition for labor. Higher turnover among our employees would increase our recruiting and training costs, could affect our ability to perform services and earn revenues on a timely basis and could decrease operating efficiencies and productivity.

We depend on the members of our senior management team.

Our success depends upon the continued service of our key employees. Our ability to retain our management team is an important factor in our turnaround program and our ability to pursue our overall business plan.

While we have employment agreements with certain of our key personnel, there is no assurance that we will be able to retain the services of such key personnel. We do not maintain any key personal life insurance policies. Layoffs in recent years may impair our ability to retain and recruit key personnel. The loss of additional key personnel or the inability to obtain additional key personnel could have a material adverse effect on us.

We are dependent on subcontractors for services outside our expertise.

We employ certain selected subcontractors for tasks outside our expertise, such as for the acquisition of aerial photography. We also uses subcontractors for work similar to that performed by our own employees such as field data acquisition. These arrangements allow us to expand capacity, meet deadlines, reduce production costs, and manage workload. The inability to obtain the services of such qualified subcontractors when needed could have a material adverse effect on us.

We depend on overseas operations for lower cost services.

We utilize subcontractors in India and may from time to time use subcontractors in other overseas locations to perform certain tasks such as data conversion and photogrammetric interpretation at lower costs than could be achieved in the United States. Our ability to perform services under some existing contracts on a profitable basis is dependent upon the continued availability of our overseas subcontractors. For example, India has in the past experienced significant inflation, civil unrest and regional conflicts. Events or governmental actions that would impede or prohibit the operations of our subcontractors could have a material adverse effect on us. We are in the fifth year of a five-year exclusive agreement with InfoTech Enterprises, Ltd., an India-based company, to provide production capacity for data conversion and other related services. Under the agreement, we have provided certain assurances of production volume to InfoTech. We are not meeting these production volume commitments due to the weakened demand for services from our customer base. There are no monetary penalties associated with this agreement.

We receive some business from referrals and any reduction in those referrals could affect our business.

A portion of our sales is the result of referrals derived, either directly or indirectly, from engineers, software developers and consultants in the GIS industry. We believe that our continued success in the GIS services market is dependent, in part, on our ability to maintain current relationships and to cultivate additional relationships with other industry participants. Such participants could acquire a GIS data collection or data conversion business or businesses or form other relationships with our competitors. There can be no assurance that relationships with GIS consultants will continue to be a source of business for us. Our inability to maintain such relationships or to form new relationships could have a material adverse effect on our operations.

We have outstanding preferred stock and “blank check” preferred stock that could be issued.

Our Articles of Incorporation allow the board of directors to issue up to 2,500,000 shares of preferred stock and to fix the rights, privileges and preferences of those shares without any further vote or action by the shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of the 1.6 million shares of preferred stock that we have previously issued and any preferred stock that we may be issue in the future. Any such issuance could be used to discourage an unsolicited acquisition proposal by a third party.

We are effectively controlled by a single stockholder.

Tonga Partners, L.P. currently owns 261,458 shares, or 24.1%, of our outstanding common stock. Tonga Partners, L.P. also holds a senior secured convertible promissory note in the principal amount of $1,700,000 and warrants to purchase 500,000 shares of our common stock. Pursuant to the note and purchase agreement executed in April 2002, Tonga has the right to appoint a majority of our board of directors. Accordingly, Tonga has the power to effectively control the election of our directors and to influence the outcome of various corporate actions requiring shareholder approval.

Our stock price continues to be volatile.

The trading price and volume of the Common Stock has been and may continue to be subject to significant fluctuations in response to:

•	Actual or anticipated variations in our quarterly operating results;

•	The introduction of new services or technologies by us or our competitors;

•	Changes in other conditions in the GIS industry or in the industries of any of our customers;

•	Changes in governmental regulation, government spending levels or budgetary procedures;

•	Changes in the industry generally; or seasonal, general market or economic conditions.

The trading price of the Common Stock may vary without regard to our operating performance.

USE OF PROCEEDS

All of the shares of common stock offered hereby are being offered by the selling shareholders, who will receive all proceeds from such sales. We will not receive any proceeds from the sale of shares of common stock offered by the selling shareholders.

SELLING SHAREHOLDERS

The table below sets forth certain information regarding the beneficial ownership of our common stock by all of the selling shareholders. The selling shareholders may from time to time offer the shares of common stock offered by this prospectus. We do not know when or in what amounts the selling shareholders may offer shares for resale and we cannot assure you that the selling shareholders will sell any or all of the shares offered by this prospectus.

Selling Shareholders	Number of Shares Beneficially Owned Prior to the Offering		Percentage of Outstanding Common Stock Beneficially Owned prior to the Offering	Number of Shares Covered by this Prospectus	Number of Shares Beneficially Owned After the Offering	Percentage of Outstanding Common Stock Beneficially Owned if all Offered Shares are Sold
Tonga Partners, L.P.	2,097,368	(1)	71.8%	261,458	1,835,910	62.8%

(1)	On April 2, 2002, we issued a convertible promissory note in the principal amount of $2,000,000 and warrants to purchase 500,000 shares of Common Stock to Tonga Partners, L.P. (“Tonga”). On November 6, 2003, Tonga converted $300,000 plus accrued interest into 261,458 shares of Common Stock. Tonga may convert the remaining unpaid principal amount of the promissory note (plus accrued interest) into shares of Common Stock at any time. As of December 1, 2003, the principal and accrued interest due under the promissory note was $1,843,556. The conversion price of the note is equal to the lesser of (i) $4.00 and (ii) 90% of the average closing bid prices for the company’s Common Stock for the three trading days having the lowest closing bid price during the 20 trading days immediately prior to the conversion date. For purposes of stating the number of shares beneficially owned by Tonga that are attributable to its ownership of the promissory note, the table assumes that Tonga converted the note plus accrued interest on December 1, 2003 at a conversion price of $1.38. Also included in the number of shares beneficially owned by Tonga are 500,000 shares that are issuable upon exercise of the warrants held by Tonga.

PLAN OF DISTRIBUTION

The selling shareholders, their pledgees, donees, transferees or other successors in interest, may from time to time sell shares of our common stock directly to purchasers or indirectly to or through underwriters, broker-dealers or agents. The selling shareholders may sell all or part of their shares in one or more transactions at fixed prices, varying prices, prices at or related to the then-current market price or at negotiated prices. The selling shareholders will determine the specific offering price of the shares from time to time that, at that time, may be higher or lower than the market price of our common stock on the Nasdaq SmallCap Market. Usual and customary brokerage fees will be paid by each selling shareholder.

The selling shareholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the selling shareholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The selling shareholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

The method by which the selling shareholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their shares may include, but are not limited to, the following:

•	sales on the Nasdaq SmallCap Market, the over-the-counter market, or other securities exchange on which the common stock is listed at the time of sale, at prices and terms then prevailing or at prices related to the then-current market price;

•	sales in privately negotiated transactions;

•	sales for their own account pursuant to this prospectus;

•	through the writing of options, whether such options are listed on an options exchange or otherwise through the settlement of short sales;

•	cross or block trades in which broker-dealers will attempt to sell the shares as agent, but may position and resell a portion of the block as a principal in order to facilitate the transaction;

•	purchases by broker-dealers who then resell the shares for their own account;

•	brokerage transactions in which a broker solicits purchasers;

•	any combination of these methods of sale; and

•	any other method permitted pursuant to applicable law.

Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To the extent required by a particular offering, we will set forth in a prospectus supplement or, if appropriate, a post-effective amendment, the terms of such offering, including among other things, the number of shares of common stock to be sold, the public offering price, the names of any underwriters, dealers or agents and any applicable commissions or discounts. In addition, upon the company being notified by a selling shareholder that a donee or pedgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the selling shareholders.

The selling shareholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders. We will pay all expenses of preparing and reproducing this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC.

LEGAL MATTERS

The validity of the shares of our common stock will be passed upon for us by Locke Liddell & Sapp LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Analytical Surveys, Inc. and subsidiaries as of September 30, 2003 and 2002, and for each of the years in the three-year period ended September 30, 2003 have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG covering the September 30, 2003 financial statements refers to a change in the method of accounting for goodwill in 2002.

The report of KPMG covering the September 30, 2003 financial statements contains an explanatory paragraph that states that the Company has suffered significant operating losses in 2003 and 2002 and does not currently have any external financing in place to fund working capital and debt requirements, which raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainly.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

ANALYTICAL

SURVEYS, INC.

PROSPECTUS

Common Stock

(no par value)

December     , 2003

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with the issuance and distribution of the common stock of Analytical Surveys, Inc. (the “Company”) registered hereunder are as follows:

Securities and Exchange Commission registration fee	$66
*Legal fees and expenses	$5,000
*Accounting fees and expenses	$5,000

Total	$10,066

*	Estimated

The selling shareholders have not paid any portion of the registration expenses.

Item 15.	Indemnification of Directors and Officers.

Section 7-108-402 of the Colorado Business Corporation Act (the “Act”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403, or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. The Company’s articles of incorporation contain such a provision.

Section 7-109-103 of the Act provides, that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan (a “Director”) of the corporation and who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding. Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

In addition, the Company’s articles of incorporation provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

The Company’s articles require that the Company maintain insurance to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership. joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

The Company’s articles of incorporation provide that the Company shall indemnify any Director or officer, or former director or officer, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock, or of which it is a creditor, and the personal representative of all such persons, against expenses actually and necessarily incurred by him in connection with the defense of any Proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such Proceeding, to be liable for negligence or misconduct in the performance of duty; but such indemnification shall not be deemed exclusive of any other rights to which such Director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise, nor shall anything herein contained restrict the right of the Company to indemnify or reimburse such person in any proper case, even though not specifically herein provided for.

Item 16.	Exhibits.

4.1	Form of Stock Certificate (incorporate by reference to Exhibit the Company’s Registration Statement on Form S-18 (Registration No. 2-93108-D)).

4.2	Convertible Senior Secured Promissory Note of the Company, dated April 2, 2002 (incorporated by reference to Exhibit 4.2 of the Company’s Annual report on Form 10-K for the year ended September 30, 2002).

4.3	Warrant to Purchase Shares of Common Stock of the Company, dated April 2, 2002 (incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2002).

4.4	Registration Rights Agreement dated July 2, 1997, between the Company and Sol C. Miller (incorporated by reference to the Company’s Current Report on Form 8-K dated July 16, 1997, as amended on September 9, 1997).

4.5	Note and Warrant Purchase Agreement dated as of March 21, 2002, by and between the Company and Tonga Partners, L.P. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated March 22, 2002).

4.6	Registration Rights Agreement by and between the Company and Tonga Partners, L.P., dated April 2, 2002 (incorporated by reference to Exhibit 10.30 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2002).

4.7	Second Amendment to the Registration Rights Agreement by and between the Company and Tonga Partners, L.P., a Delaware limited partnership, effective as of February 27, 2003 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K dated February 27, 2003).

4.8	Third Amendment to Registration Rights Agreement by and between the Company and Tonga Partners, L.P., a Delaware limited partnership, effective as of August 1, 2003 (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003).

4.9	Fourth Amendment to Registration Rights Agreement by and between the Company and Tonga Partners, L.P., a Delaware limited partnership, effective as of December 1, 2003 (incorporated by reference to Exhibit 4.9 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2003).

4.10	Convertible Senior Secured Promissory Note of the Company, dated November 4, 2003 (incorporated by reference to Exhibit 4.10 of the Company’s Annual Report on Form 10-K for the year ended September 30, 2003).

5.1	Opinion of Locke Liddell & Sapp LLP regarding legality of securities being registered.

23.1	Consent of KMPG LLP.

23.2	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the Signature Page to this Registration Statement).

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 30, 2003.

ANALYTICAL SURVEYS, INC.

By:	/s/ J. NORMAN ROKOSH

J. Norman Rokosh President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph N. Rokosh and Lori Jones, each as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ J. NORMAN ROKOSH J. Norman Rokosh	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 30, 2003

/s/ LORI JONES Lori Jones	Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2003

/s/ J. LIVINGSTON KOSBERG J. Livingston Kosberg	Director	December 30, 2003

/s/ CHRISTOPHER D. ILLICK Christopher D. Illick	Director	December 30, 2003

/s/ CHRISTOPHER S. DEAN Christopher S. Dean	Director	December 30, 2003

/s/ JOSHUA C. HUFFARD Joshua C. Huffard	Director	December 30, 2003

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